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                                 EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Notify Technology Corporation for the registration of 2,603,933 shares of its common stock of our report dated October 25, 2000 (except for Note 8, as to which the date is December 14, 2000), with respect to the financial statements of Notify Technology Corporation included in its Annual Report (Form 10-KSB/A) for the year ended September 30, 2000, filed with the Securities Exchange Commission.

                                       /s/ ERNST & YOUNG

San Jose, California
May 4, 2001

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